Exhibit 10.3

PRODUCT OPTION AGREEMENT

This PRODUCT OPTION AGREEMENT (“Agreement”) is made and entered into as of the latest date set forth on the signature lines below (the “Effective Date”), by and between Oculus Innovative Sciences, Inc., a Delaware corporation having a place of business at 1129 North McDowell Boulevard, Petaluma, California 94954 (“OCULUS”); and AmDerma Pharmaceuticals, LLC, a Delaware limited liability company having a place of business at 440 US Highway 22 East, Suite 104, Bridgewater, New Jersey 08807 (“AmDerma”).

WHEREAS, Oculus has developed proprietary technology and know-how (“Oculus Technology”); and

WHEREAS, Oculus desires to use the Oculus Technology to develop a prescription pharmaceutical product for the treatment of acne (the “Future Acne Product”); and

WHEREAS, AmDerma desires to obtain the option to exclusively sell and distribute the Future Acne Product, utilizing the Oculus Technology.

NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties hereto, AmDerma and Oculus agree as follows:

1.           Option

1.1.  Within four (4) business days following the execution of this Agreement, AmDerma will pay a one-time non-refundable payment of Five Hundred Thousand ($500,000) Dollars to Oculus in consideration for an option on the Future Acne Product (“Option Payment”).  On behalf of itself and its officers, directors, employees, agents, representatives, affiliates, and stockholders, agree that until 5:00 PM Pacific Time on June 30, 2011, Oculus will not directly or indirectly initiate, solicit, encourage, discuss, negotiate, or accept any offers or proposals regarding the licensing, sale, transfer, co-promotion, co-marketing, or similar transaction for Future Acne Product in the United States and its possessions and territories without the prior written consent of  AmDerma.  The intent of this option period is to create a period of exclusivity for AmDerma to conduct diligence and negotiate a separate license and supply agreement with Oculus for the Future Acne Product.  Upon execution of that separate license and supply agreement for that Future Acne Product, the Option Payment will be credited against the upfront payment expected in the transaction.  For the avoidance of doubt, if the parties are unable to execute that separate license and supply agreement for that Future Acne Product on or before June 30, 2011, Oculus shall have no liability to repay the one-time non-refundable payment of Five Hundred Thousand ($500,000) Dollars.

2.            Miscellaneous

2.1           Notices.  All notices shall be deemed given by fax, and addressed as set forth at the signature line below or to such other address as the party to receive the notice or request so designates by written notice to the other.

2.2           Waiver.  No term or condition of this Agreement shall be deemed waived unless such waiver is in a writing executed by the party against whom the waiver is sought to be enforced.  Failure or delay in the exercise of any right, power or privilege hereunder shall not operate as a waiver thereof or of any subsequent failure or delay.

2.3           Governing Law, Jurisdiction, Venue.  The Agreement will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles.

2.4           Severability.  If any of the provisions of this Agreement in any way violate or contravene any laws applicable to this Agreement, such provision shall be deemed not to be a part of this Agreement and the remainder of this Agreement shall remain in full force and effect.  In such event, the parties agree to negotiate in good faith to substitute legal and enforceable provisions that most nearly effect the original intent of the severed provision.

2.5           Subject Headings.  The captions and headings used herein are intended for convenience only, and shall not affect the construction or interpretation of any section or provision of this Agreement.

2.6          Entire Agreement; Amendments.  This Agreement constitutes the entire understanding and agreement of the parties related to the subject matter hereof, and supersedes any and all prior or contemporaneous offers, negotiations, agreements and/or understandings, written or oral, as to such subject matter.  Except as provided herein, no amendment, revision or modification of this Agreement shall be effective or binding unless made in writing and signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date transcribed below.

OCULUS INNOVATIVE SCIENCES, INC.		AMDERMA PHARMACEUTICALS, LLC

By:	/s/ Hojabr Alimi	By:	/s/ Chirag Patel

Title:	President, CEO	Title:	President

Date:	February 14, 2011	Date:	February 14, 2011

1129 North McDowell Boulevard		440 US Highway 22 East, Suite 104
Petaluma, California 94954		Bridgewater, New Jersey 08807